EXHIBIT 3.3

                 [LOGO OF JERSEY FINANCIAL SERVICES COMMISSION]

                                               /s/ Rebecca Bates
                                               Mourant & Co. Secretaries Limited
                                               Certified a true copy
                                               Date 10/09/04

                            JERSEY FINANCIAL SERVICES
                                   COMMISSION

                                                                           88474

                                                              7th September 2004

On the basis of the information supplied to the Jersey Financial Services Commission ("the Commission"), CONSENT IS HEREBY GRANTED, pursuant to the Control of Borrowing (Jersey) Order, 1958, as amended, to

                      ARRAN FUNDING LIMITED ("the Company")

to issue up to 10,000 shares of a nominal value of [GBP]1.00 each.

This Consent is issued subject to the following conditions:

That the Company be used solely for the purpose expressly or impliedly agreed with the Commission.

That there shall be no issue of shares other than to the beneficial owners named in the Control of Borrowing Order form dated 7/th/ September 2004 and related correspondence, or their nominees(s) nor transfer of, or granting of options over, or any dealings by the beneficial owners in their shares without the prior approval of the Commission.

The granting of this consent must not be taken to imply that any other consents required by the Company from the Commission will necessarily be forthcoming.

It must be distinctly understood that, in giving this consent, the Jersey Financial Services Commission takes no responsibility for the financial soundness of any schemes or for the correctness of any statements made, or opinions expressed, with regard to them.

                            For and on behalf of the
                      Jersey Financial Services Commission

                           /s/ Alexander Mark-Whiteley
                                    Director
                            Alexander Mark-Whiteley

Under Article 13 of the Companies (Jersey) Law 1991,as amended, Jersey companies shall end (a) with the word "Limited" or the abbreviation "Ltd" or (b) with the words "avec responsabilite limitee" or the abbreviation "a.r.l". A company which uses (a) or (b) may, in setting out or using its name for any purpose under this law, do so in full or in the abbreviated form, as it prefers.

                          [LOGO OF INVESTORS IN PEOPLE]

          P.O. BOX 267, NELSON HOUSE, DAVID PLACE, ST. HELIER, JERSEY,
                            CHANNEL ISLANDS JE4 8TP.
          TELEPHONE: +44 (0) 1534 822000 FACSIMILE: +44 (0) 1534 822001
             E-MAIL: info@jerseyfsc.org INTERNET: www.jerseyfsc.org